Exhibit 23.2
Consent of Independent Auditors
We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Fourth Amended and Restated 2004 Long-Term Incentive Plan of ION Geophysical Corporation and the ARAM Systems Employee Inducement Stock Option Program of our report dated October 31, 2008, relating to the combined financial statements of the ARAM Group of Companies, which appears in the Form 8-K/A of ION Geophysical Corporation dated November 3, 2008.
/s/ PricewaterhouseCoopers LLP
Calgary, Alberta
November 14, 2008